As filed with the Securities and Exchange Commission on December 5, 2008	File No. 333-36093

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4343413 (I.R.S. Employer Identification No.)
1522 217th Place SE, Suite 100 Bothell, Washington 98021 (Address of Principal Executive Offices) (Zip Code)

Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan – 1991
(Full title of the plans)

Stephen Anderson, Chief Financial Officer

OncoGenex Pharmaceuticals, Inc.

1522 217th Place SE, Suite 100

Bothell, Washington 98021

(Name and address of agent for service)

(425) 686-1500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

On September 22, 1997, OncoGenex Pharmaceuticals, Inc. (formerly known as Sonus Pharmaceuticals, Inc.) (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8, Registration No. 333-36093 (this “Registration Statement”), for the sale of 774,810 shares of the common stock, $0.001 par value, of the Registrant (each, a “Share”) under the Registrant’s Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan – 1991 (the “1991 Plan”).

On November 1, 2001, the 1991 Plan terminated in accordance with its terms, except for stock options granted prior to such date. The number of Shares issuable under the 1991 Plan pursuant to outstanding stock options does not exceed the number of Shares registered by the Registrant under a registration statement on Form S-8, Registration No. 333-56933. Accordingly, this Registration Statement is unnecessary. The Registrant is removing from registration, by means of this post-effective amendment to this Registration Statement (this “Post-Effective Amendment No. 1”), any of the Shares relating to the 1991 Plan that were registered under this Registration Statement and remained unsold.

II-2

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 4, 2008.

ONCOGENEX PHARMACEUTICALS, INC.
/s/ Stephen Anderson
Stephen Anderson Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Cormack	President, Chief Executive Officer and Director	December 4, 2008
Scott Cormack	(Principal Executive Officer)

/s/ Stephen Anderson	Chief Financial Officer	December 4, 2008
Stephen Anderson	(Principal Financial and Accounting Officer)

/s/ Patrick R. Brady	Director	December 4, 2008
Patrick R. Brady

/s/ Michelle G. Burris	Director	December 4, 2008
Michelle G. Burris

/s/ Neil Clendeninn	Director	December 4, 2008
Neil Clendeninn

/s/ Michael A. Martino	Director	December 4, 2008
Michael A. Martino

/s/ Dwight Winstead	Director	December 4, 2008
Dwight Winstead